Exhibit 99.1

Attachment to Form 3 - Joint Filer Information

Pursuant to Instruction 5(b)(5) of the General Instructions to Form 4, this joint filer information is also being filed on behalf of the Reporting Persons set forth below as an exhibit to the Form 3 filed by Fifth Berkshire Associates, LLC. The date of the event requiring this statement is 9/28/06 and the securities to which this Form 3 relates are shares of common stock in Bare Escentuals, Inc.


Name and Address of Reporting Person
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Berkshire Fund V, Limited Partnership
c/o Berkshire Partners LLC, One Boston Place
Boston, MA  02108

Sixth Berkshire Associates LLC
c/o Berkshire Partners LLC, One Boston Place
Boston, MA  02108

Berkshire Fund VI, Limited Partnership
c/o Berkshire Partners LLC, One Boston Place
Boston, MA  02108

Berkshire Investors LLC
c/o Berkshire Partners LLC, One Boston Place
Boston, MA  02108

Berkshire Partners LLC
c/o Berkshire Partners LLC, One Boston Place
Boston, MA  02108